UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2024, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Global Value Investment Corporation, certain of its affiliates (collectively, “GVIC”), and certain other parties signatory thereto.

The negotiation of the Agreement was overseen by an ad hoc committee of disinterested directors of the Company. Jeffrey R. Geygan, the Company’s interim Chief Executive Officer, was not a member of that committee.

Among other things, the Agreement provides that:
●
GVIC will have the right to designate one individual to the Board of Directors (the “Board”), with such individual initially being Melvin Keating. GVIC has customary replacement rights if this individual is no longer serving on the Board.

●
The Company will cooperate in good faith with GVIC to mutually agree upon one additional individual to serve as an independent director on the Board. The Company and GVIC have agreed that such individual will initially be Al Harper. The Company and GVIC will cooperate in good faith on a mutually acceptable replacement if this individual is no longer serving on the Board.

●
For the period from the effective date of the Agreement continuing through the day that is 15 days prior to the deadline for submission of stockholder proposals for the Company’s 2027 annual meeting of stockholders (the “Restricted Period”), the Board will have no more than seven members.

●
During the Restricted Period, GVIC will vote, subject to certain limited exceptions, its shares of the Company’s common stock in favor of the election of each person nominated by the Board for election as a director, against any proposals or resolutions to remove a member of the Board, and in accordance with the recommendation of the Board on all other proposals or business.

●
During the Restricted Period, GVIC and certain other related persons will be subject to customary “standstill” provisions as set forth in the Agreement. The standstill provisions provide, among other things, that GVIC and such persons cannot, subject to certain exceptions provided in the Agreement:

o	initiate, propose, or otherwise solicit the Company’s stockholders for the approval of any stockholder proposals, or cause or encourage the initiation or submissions of any such stockholder proposal;
o
seek, alone or in concert with others, representation on the Board, encourage others to nominate or propose members to the Board, or seek, alone or in concert with others, the removal of any member of the Board; or

o
increase their ownership of the Company’s securities to an amount that would result in GVIC owning, controlling or otherwise having any beneficial or other ownership interest of more than 29.9 percent of the then-outstanding Voting Securities (as defined in the Agreement).

●
If at any time GVIC no longer beneficially owns shares of the Company’s common stock representing in the aggregate more than 10 percent of the Company’s common stock then-outstanding, then Mr. Keating will promptly offer to resign from the Board.

●	The parties agreed to customary non-disparagement provisions and mutual releases.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon entry into the Agreement on November 26, 2024, each of Starlette B. Johnson and Charles Arnold resigned as members of the Board. Such resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Melvin Keating and Al Harper as Directors

Upon entry into the Agreement on November 26, 2024, and immediately following the resignations of Ms. Johnson and Mr. Arnold, Messrs. Keating and Harper were appointed as members of the Board, each to serve until the Company’s next annual meeting of stockholders or his earlier death, resignation or removal. In connection with his appointment, each of Messrs. Keating and Harper was appointed to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Board has determined that each of Messrs. Keating and Harper is “independent” under applicable Nasdaq listing rules. There are no related party transactions between the Company and either Mr. Keating or Mr. Harper (or any of their immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Messrs. Keating and Harper do not have any family relationships with any of the Company’s directors or executive officers.

In accordance with the Company’s current Non-Employee Director Compensation Policy (the “Director Compensation Policy”), the Company will pay each of Messrs. Keating and Harper an annual cash retainer of $32,000 and an annual equity award of $40,000 of restricted stock units (based on the 10-day volume weighted average price of the Company’s common stock as reported on the Nasdaq Global Market as of the day prior to the grant date) for each individual’s service on the Board, both of which will be pro-rated for each individual’s first year of service.

Messrs. Keating and Harper will also each enter into the Company’s standard form of directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and, subject to certain conditions, to advance expenses in connection with proceedings as described in such indemnification agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated as of November 26, 2024, by and between Rocky Mountain Chocolate Factory, Inc. and Global Value Investment Corporation and its affiliates.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: November 27, 2024	By:	/s/ Carrie Cass
	Name:	Carrie Cass
	Title:	Chief Financial Officer